UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Sec.240.14a-12

Trump Media & Technology Group Corp.
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Voting Begins for Trump Media Annual Meeting
TMTG Files Definitive Proxy Statement

SARASOTA, Fla., March 18, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, announced that it filed its definitive proxy statement today with the U.S. Securities and Exchange Commission for the Company’s annual meeting scheduled for 9:00 a.m. Eastern time on April 30, 2025 and shareholders may begin online voting today on the proposals to be presented at the annual meeting.

Among other proposals, TMTG stockholders will have the opportunity to vote on a proposal to reincorporate the Company to Florida, where TMTG has its principal place of business.

TMTG CEO and Chairman Devin Nunes said, “We’re looking forward to TMTG’s annual meeting and encourage all shareholders to participate. We’re particularly enthusiastic for shareholders to vote on reincorporating Trump Media in Florida, as the Company fulfills its growth strategy, including possible mergers, acquisitions, and other partnerships.”

TMTG shareholders can find more information on how to vote and how to participate in the annual meeting at proxydocs.com/djt.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects of TMTG. We have based these forward-looking statements on our current expectations about future events. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

Additional Information and Where to Find It

The Company has filed a Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on March 18, 2025 (the “Proxy Statement”) as well as other relevant materials with respect to the Company's solicitation of proxies for the annual meeting of stockholders expected to be held on April 30, 2025 (the “Annual Meeting”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. The Proxy Statement and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company's website, https://www.ir.tmtgcorp.com, or by requesting them in writing or by telephone from us at 401 N. Cattlemen Road, Suite 200, Sarasota Florida 34232.

Participants

The Company and its directors and executive officers will be participants in the solicitation of proxies with respect to a solicitation by the Company. Information about those executive officers and directors of the Company and their ownership of the Company's common stock is set forth in the Proxy Statement. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the matters to be voted upon at the Annual Meeting by reading the Proxy Statement. These documents are or will be available free of charge at the SEC's website at www.sec.gov.

About TMTG

The mission of TMTG is to end Big Tech's s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com